**Oversea-Chinese Banking Corporation Limited**
65 Chulia Street OCBC Centre Singapore 049513
Co Reg No.: 193200032W

PRIVATE & CONFIDENTIAL

Our Ref: CIP0310V3.68/20220142658/CP/hb

16 December 2022

**FITNESS CHAMPS AQUATICS PTE. LTD.**
86 CARDIFF GROVE
SERANGOON GARDEN ESTATE
SINGAPORE 558952

Dear Sir/Madam

## CREDIT FACILITIES

We, Oversea-Chinese Banking Corporation Limited (the "**Bank**") are pleased to extend to you (the "**Borrower**") the following credit facilities (the "**Facilities**") totalling **SGD420,000.00** subject to the following terms and conditions and the Bank's Standard Terms and Conditions Governing Banking Facilities attached hereto (this letter, its schedule(s) (the "**Schedule(s)**") and the Standard Terms and Conditions Governing Banking Facilities collectively, the "**Facility Letter**" or this "**Agreement**"):-

Terms otherwise undefined in this letter shall have the meaning ascribed to it in the Schedule(s) to this letter. For the avoidance of doubt, a reference to the Facility Letter shall include any Schedule to this letter.

1. **LIMITS/QUANTUM**

| Type | Limit |
|---|---|
| Commercial Property Loan (Tenor: 27 Year(s)) | SGD420,000.00 |

(the "Facilities")

2. **PURPOSE**

| | |
|---|---|
| Commercial Property Loan | To finance the purchase of the Property. |

3. **PRICING**

| | | |
|---|---|---|
| Commercial Property Loan | 1st year from the Effective Date | The applicable rate of interest on each Commercial Property Loan for an interest period shall be the aggregate of (A) 1.20% per annum and (B) the applicable Term Reference Rate (as defined in the Schedule).<br><br>Interest is payable on a monthly basis. |

Customer's Initial

Bank's Staff Initial

**Oversea-Chinese Banking Corporation Limited**
65 Chulia Street OCBC Centre Singapore 049513
Co Reg No : 193200032W

**PRIVATE & CONFIDENTIAL**

Our Ref: CIP0310V3.68/20220142658/CP/hb
FITNESS CHAMPS AQUATICS PTE. LTD.

| | |
|---|---|
| | The applicable Term Reference Rate will be fixed and will apply throughout the relevant 1-month period. The Bank will determine the next Term Reference Rate applicable to the next 1-month period on the first day of the next 1-month period.<br><br>The first applicable Term Reference Rate will be fixed by the Bank on the Effective Date. |
| 2nd year from the Effective Date | The applicable rate of interest on each Commercial Property Loan for an interest period shall be the aggregate of (A) 1.20% per annum and (B) the applicable Term Reference Rate (as defined in the Schedule).<br><br>Interest is payable on a monthly basis.<br><br>The applicable Term Reference Rate will be fixed and will apply throughout the relevant 1-month period. The Bank will determine the next Term Reference Rate applicable to the next 1-month period on the first day of the next 1-month period.<br><br>The first applicable Term Reference Rate will be fixed by the Bank on the Effective Date. |
| Thereafter | The applicable rate of interest on each Commercial Property Loan for an interest period shall be the aggregate of (A) 2.50% per annum and (B) the applicable Term Reference Rate (as defined in the Schedule).<br><br>Interest is payable on a monthly basis.<br><br>The applicable Term Reference Rate will be fixed and will apply throughout the relevant 1-month period respectively. The Bank will determine the next Term Reference Rate applicable to the next 1-month period on the first day of the next 1-month period. |

Customer's Initial

Bank's Staff Initial

The first applicable Term Reference Rate will be fixed by the Bank on the Effective Date.

For the purpose of this Facility Letter, the duration of a relevant interest period shall be 1 month.

"Effective Date" refers to compliance of all of the Bank's requirements for purpose of this conversion/the date falling **6** months from the date hereof or the date of first disbursement of the Commercial Property Loan, whichever is earlier.

## 4. SECURITY/SUPPORT

The Facilities will be secured by the following in form and substance satisfactory to the Bank:-

### 4.1 Mortgage over Property

New First Open legal mortgage in favour of the Bank over the property at **7030 ANG MO KIO AVENUE 5 #09-102 SINGAPORE 569880** (the "Property") or, where applicable, deed of assignment and mortgage signed in escrow in respect of the Property.

### 4.2 Guarantee

Deed of Guarantee and Indemnity for all monies from **JOYCE LEE JUE HUI (LI JUEHUI)**.

## 5. COMMERCIAL PROPERTY LOAN

### 5.1 Availability

The Commercial Property Loan shall cease to be available upon the expiry of three (3) months from the date of this Facility Letter or three (3) months from the issuance of separate title to the Property, whichever is the later, or such other date/period as the Bank shall approve and notify to the Borrower in writing (the "Expiry Date").

Subject to the terms and conditions stated in this Facility Letter, the Commercial Property Loan can be utilised/drawndown by you on or prior to the Expiry Date.

5.2 **Repayment**

Under the Full Instalment Repayment Scheme, the Commercial Property Loan shall be repayable by monthly instalments comprising both principal and interest calculated on the quantum of the Commercial Property Loan granted of such amount(s) or as may be notified by the Bank to the Borrower from time to time. The first monthly instalment of **SGD2,191.15** or such amount as the bank may stipulate shall commence on the first day of the month following the date of first disbursement if it is made on or before the 15th day of the month and on the first day of the second month following the date of first disbursement if the first disbursement is made after the 15th day of the month.

5.3 **Prepayment**

(a) The Borrower may repay:

(i) all outstanding by giving to the Bank not less than 3 months' written notice of intended repayment or paying to the Bank 3 months' interest in lieu of such notice; or

(ii) part of the outstanding by giving to the Bank not less than 1 month's written notice of intended repayment or paying to the Bank 1 month's interest in lieu of such notice. All partial prepayments shall be in multiples of SGD1,000.00 and not less than SGD10,000.00.

(b) If the Commercial Property Loan is fully or partially repaid within the first **2 years** from the date of first disbursement, a prepayment fee of **2.00%** flat will be charged on the amount repaid Such prepayment fee shall be payable on the date of prepayment together with the amount repaid.

(c) Any notice of intended repayment given by you shall be irrevocable and shall oblige you to repay in accordance with that notice.

(d) If the Borrower fails to prepay all of the outstanding in accordance with the written notice of intended repayment referred to in **Clause 5.3 (a)(i)**, the Bank will, in its absolute discretion, permit the Borrower to prepay at a later date provided that:-

(i) the Borrower gives the Bank a new written notice of intended repayment of not less than 3 months' or pays to the Bank 3 months' interest in lieu of such notice;

(ii) the Borrower pays the Bank such administrative fee as may be imposed by the Bank from time to time in its sole and absolute discretion; and

(iii) the Borrower adheres to and abides by all other conditions and provides any documents as may be required by the Bank from time to time as the Bank may in its sole and absolute discretion impose and/or require.

Customer's Initial

Bank's Staff Initial

PRIVATE & CONFIDENTIAL

Our Ref: CIP0310V3.68/20220142658/CP/hb
FITNESS CHAMPS AQUATICS PTE. LTD.

6. **CANCELLATION FEE**

A cancellation fee of **2.00%** flat will be charged on the unused portion of the Commercial Property Loan and payable by you immediately upon the Bank's demand. Any portion of the Commercial Property Loan not utilised by the end of the availability period shall be cancelled.

7. **BREAKFUNDING COST**

Any breakfunding costs incurred by the Bank, in respect of any amount prepaid before its original due date or in unwinding its funding prematurely (as determined by the Bank in its sole discretion) shall be borne by you and payable on the Bank's demand notwithstanding the that the prepayment or full settlement before the maturity of the Facilities is requested by the Bank.

8. **FACILITY FEES**

A facility fee of **SGD1,000.00** shall be payable upon acceptance of the Facilities.

9. **INSURANCE**

9.1 You shall insure the Property with Great Eastern General Insurance Limited ("GEG") or such other insurance company as may be acceptable to the Bank against fire and/or such purposes and for such amount as the Bank shall require from time to time.

9.2 Where the Property is insured with GEG, the Bank has the right to automatically renew the policy and debit the insurance premium from any account maintained by you with the Bank from time to time unless a written request is sent in to inform the Bank to cancel the insurance policy before the insurance premium is deducted.

9.3 Where the insurance policy is taken up with GEG not through the Bank or with an insurance company other than GEG, an annual administrative fee of SGD200.00 (inclusive of GST) is payable to the Bank and you hereby irrevocably authorise the Bank to debit your account(s) with the Bank for such fees.

9.4 In the event of non-payment of any insurance premium, the Bank shall debit all charges against your account and such sums shall be added to the Facilities and bear interest accordingly.

10. **LATE PAYMENT FEE**

A late payment fee of **SGD80.00** or such other amount as may be determined by the Bank shall be payable by the Borrower for any overdue payment of any instalment of the Commercial Property Loan.

Customer's Initial

Bank's Staff Initial

PRIVATE & CONFIDENTIAL

Our Ref: CIP0310V3.68/20220142658/CP/hb
FITNESS CHAMPS AQUATICS PTE. LTD.

11. **LEGAL SUBSIDY**

The Bank will provide, in relation to each Property, a subsidy of an amount equivalent to **0.40%** of the Commercial Property Loan for that Property or **SGD2,500.00**, whichever is lower, for payment of the legal costs and expenses relating to the mortgage/refinancing of the Property. The subsidy shall not be used for payment of any stamp duty save for the stamp duty on the mortgage documents.

In the event the Facilities are cancelled or not disbursed for any reason whatsoever or is redeemed within **three (3) years** from date of first disbursement, you shall forthwith on demand reimburse the Bank for all sums paid under this clause. This clause shall survive any withdrawal, termination, cancellation or revocation (as the case may be) of this Facility Letter.

12. **CONDITIONS PRECEDENT TO AVAILABILITY OF FACILITIES**

The Facilities will be available for your use upon completion of all matters and documentation to the satisfaction of the Bank, and upon

12.1 receipt of the following (where applicable) in form and substance acceptable to the Bank, including but not limited to:-

(a) Copy of your certificate of Incorporation and Memorandum and Articles of Association and that of the guarantors, mortgagors, third party depositors and any persons (other than you) providing security for the Facilities (collectively the "Surety"), certified as a true copy by a Director or the Company Secretary.

(b) Copy of your Board Resolutions and Shareholders' Resolutions (if required by the Bank) and that of the Surety, if a corporation, in the Bank's prescribed format and duly certified as true copy by two Directors or a Director and the Company Secretary.

(c) Statement Containing Particulars of Charge in respect of the relevant security documents for filing with the Accounting and Corporate Regulatory Authority.

(d) All security and support documents containing such terms and conditions as the Bank may in its absolute discretion require duly executed and duly stamped (where applicable).

(e) All insurance policies and assignments required by the Bank.

(f) All title deeds and documents relating to the Property.

(g) Evidence satisfactory to the Bank that the title to the Property is in order and that there are no defects, legal, structural or otherwise, in or affecting the Property and that the Property is acceptable to the Bank, in its absolute discretion, in all respects as security for the Facilities granted to you

Customer's Initial

Bank's Staff Initial

PRIVATE & CONFIDENTIAL

Our Ref: CIP0310V3.68/20220142658/CP/hb
FITNESS CHAMPS AQUATICS PTE. LTD.

(h) Satisfactory replies to all title/legal requisitions relating to the Property and all other searches as may be applicable and required by the Bank in connection with the Facilities.

(i) A valuation report from a valuer approved by the Bank. Among others, the valuation report must (a) confirm that Property is not a warehouse unit and (b) state that its market value is not less than **SGD525,000.00**. The valuation fee of up to maximum of **SGD500.00** per property will be borne by the Bank.

In the event the Facilities are cancelled or not disbursed for any reason whatsoever or is redeemed within **three (3) years from date of first disbursement**, you shall forthwith on demand reimburse the Bank the valuation fee and all other amounts paid by the Bank under this clause. This clause shall survive any withdrawal, termination, cancellation or revocation (as the case may be) of this Facility Letter.

(j) Evidence satisfactory to the Bank that all stamp fees, goods and services tax, value added or other similar taxes or fees payable in respect of the purchase and/or mortgage of the Property have been fully paid or have been earmarked/set-aside in such manner as the Bank may, in its absolute discretion, deem fit.

(k) Evidence that the difference between the purchase price of the Property and the quantum of the Facilities herein granted for the purchase has been fully paid to the Vendor.

**12.2** the following conditions being satisfied:-

(a) There is no material adverse change in your financial condition, operating environment, management or any other conditions which in the opinion of the Bank will materially affect your ability to perform your obligations under this Facility Letter.

(b) There exists no event of default as set out in the Bank's Standard Terms and Conditions Governing Banking Facilities or any other event which would, with the giving of notice or passing or lapse of time and/or a relevant determination, constitute an event of default.

(c) All representations and warranties contained in this Facility Letter and in the Bank's Standard Terms and Conditions Governing Banking Facilities have been complied with and would be correct in all respects if repeated on the date of advance, drawdown or availment of each of the Facilities by reference to the circumstances then existing.

(d) You shall provide any other document(s) as may be required by the Bank from time to time and adhere to and abide by all other conditions precedent as the Bank may in its absolute discretion impose.

**12.3** All Application Forms duly executed. For the purposes of this Clause, "Application Form" means the Bank's prescribed application form for submitting a request for the Facilities; or such forms relating to or in connection with the application of the Facilities; or such forms as may be identified, prescribed or determined by the Bank (at its absolute discretion).

Customer's Initial

Bank's Staff Initial

**13. OTHER TERMS AND CONDITIONS**

13.1 You shall observe and perform all terms, covenants, stipulations and conditions on your part to be performed and observed in relation to the Property, including without limitation, the terms, covenants, stipulations and conditions contained in the Building Agreement, Lease, Agreement for Lease and/or Sale and Purchase Agreement in respect of the Property.

13.2 Where there is more than one borrower, this Facility Letter when accepted shall be valid binding and enforceable upon you as borrowers jointly and severally and on your respective successors. You agree that you shall be jointly and severally liable for the Facilities granted hereunder.

You agree that the Bank shall be at liberty as the Bank may deem fit to:

(i) initiate such actions or proceedings against any one or more of you for repayment of all or any of the monies due to the Bank under the Facilities;

(ii) release or discharge any one or more of you; or

(iii) accept any composition from or make any other arrangements with any one or more of you,

without thereby releasing or discharging the other(s) or otherwise prejudicing or affecting the Bank's rights and remedies against the other(s).

13.3 You shall maintain an operating account with the Bank for the purposes of all your banking transactions for so long as you have credit facilities with the Bank. You shall also, on a best efforts basis, utilize the services provided by the Bank associated with this account and to conduct all your banking transactions through the Bank using this account.

13.4 You agree, confirm, warrant and undertake as follows:

(a) that all information or documents submitted to the Bank are true and accurate in all respects and you have not withheld any information or document which may be material in all respects. You further acknowledge and undertake that the Bank is authorised to use all information and documents provided for whatever reason whatsoever and the Bank is authorized to assume the authenticity and updatedness of the information and document given by you when using the information or document submitted by you to the Bank (and the Bank is not obliged to independently verify any of such information or document) and it is your obligations to update the Bank in the event there is any change to the information or document or if there is any inaccuracy to the information or document provided by you to the Bank;

(b) where any particulars or other information given by you becomes inaccurate or misleading or changes in any way whatsoever, you shall promptly notify the Bank in writing of such changes and submit documentary proof to the Bank;

(c) you shall supply all information and documentary proof as the Bank may require from time to time and such information and documents shall thereby become and remain property of the Bank;

(d) you will execute all documents and instruments (including any security documents) and do all acts and things as may be required by the Bank from time to time;

(e) you are not bankrupt and/or insolvent and no statutory demand, winding up proceedings or bankruptcy proceedings or other proceedings of similar effect have been served on or commenced against you and no steps have or are being taken to appoint a receiver or judicial manager in respect of you and/or your assets;

(f) any funds and assets you place(s) or to be placed with the Bank, and any profits that they generate, will comply with the tax laws of the countries (if you are an individual) where you live or is a citizen (or, where applicable, of which you were established, set up or incorporated) or which you are otherwise subject to; and

**13.5** Without prejudice to the Bank's rights under Clause 12 (Consent to Disclosure) of the Bank's Standard Terms and Conditions Governing Banking Facilities, you further declare, warrant and agree that, if you were referred to the Bank by a third party (including, without limitation a loan broker/introducer/dealer/consultant/agent), the Bank and the Bank's officers are expressly and irrevocably permitted and authorised to disclose, reveal and divulge any and all information and particulars relating to and in connection with your application for the Facilities, you, your account(s) with the Bank and/or the Facilities (including without limitation, the loan quantum granted or to be granted by the Bank to you pursuant to the Facilities) at any time to such third party.

**13.6** The Property must not be used as dormitory (including workers' or students' dormitory) at any point in time.

**13.7** The Property must be owner occupied and must not be used for any investment purposes at any point in time.

## 14. SUSTAINABLE FINANCING

14.1 In addition to (and without prejudice to) any other terms and conditions in this Facility Letter, in respect of Commercial Property Loan, you shall comply with the terms and conditions set out in Appendix 1 (Sustainable Financing Supplement) at all times.

If you fail to comply with any term or condition in Appendix 1 (Sustainable Financing Supplement), you shall not publicise the Commercial Property Loan (a) as a "Sustainable" financing and/or (b) as a financing in accordance with (or in any way connected to) the Green Loan Principles (2020) published by the Loan Market Association, the Asia Pacific Loan Market Association and the Loan Syndications and Trading Association.

For the avoidance of doubt, any failure to comply with any term or condition of Appendix 1 (Sustainable Financing Supplement) and/or this Clause 14 will not constitute an Event of Default."

Customer's Initial

Bank's Staff Initial

**Oversea-Chinese Banking Corporation Limited**
65 Chulia Street OCBC Centre Singapore 049513
Co.Reg.No.: 193200032W

**PRIVATE & CONFIDENTIAL**

Our Ref: CIP0310V3.68/20220142658/CP/hb
FITNESS CHAMPS AQUATICS PTE. LTD.

To the extent that the same are not inconsistent with the express terms herein, the Bank's Standard Terms and Conditions Governing Banking Facilities and any amendments, supplements or replacements thereto from time to time shall form part of and be deemed to be incorporated in this offer.

The Bank reserves the right to request you, from time to time, to furnish it with documentary evidence (in form and substance acceptable to the Bank) showing your compliance with all the terms and conditions required by the Bank and to execute any further document(s) deemed necessary by the Bank.

We trust that the above terms and conditions are acceptable to you. This offer will lapse after 7 days from the date of this Facility Letter, unless otherwise arranged.

Please signify your acceptance by signing and returning to us the duplicate copy of this Facility Letter.

We are pleased to be of service to you and look forward to hearing from you in due course.

Yours faithfully
for **OVERSEA-CHINESE BANKING CORPORATION LIMITED**

Lim Jian Ann (John)
Manager
Emerging Business
Global Enterprise Banking

fr.
Wang Kang'En
OCBC Bank

Liaw Lay Hock Victor
Group Leader
Emerging Business
Global Enterprise Banking

Customer's Initial

Bank's Staff Initial

**Oversea-Chinese Banking Corporation Limited**
65 Chulia Street OCBC Centre Singapore 049513
Co.Reg.No.: 193200032W

**PRIVATE & CONFIDENTIAL**

Our Ref: CIP0310V3.68/20220142658/CP/hb
FITNESS CHAMPS AQUATICS PTE. LTD.

By signing below, I/we hereby:-

(i) accept the Facilities on the terms and conditions contained in this Facility Letter and in the Standard Terms and Conditions Governing Banking Facilities.

(ii) agree (if there is more than one of us) to be jointly and severally liable for the Facilities;

(iii) authorise the Bank to debit all interest, costs, charges and fees including processing fees and insurance premium, if any, from my/our Account No. ______________________ or any other account which I/we have or may have with the Bank; and

(iv) my/our Solicitor is: ______________________

☐ I/We wish to request the Bank to appoint the same solicitors' firm to act in this matter. However, I/we agree that the Bank has the absolute discretion to appoint any other solicitors' firm to act for the Bank instead.

For and on behalf of **FITNESS CHAMPS AQUATICS PTE. LTD.**
Name of Authorised Signatory(ies): JOYCE LEE JUE HUI (LI JUEHUI)
Date: 20/12/2022

Witnessed By:

John Lim
OCBC Bank